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                                                                       Exhibit 4

                                   NVR, INC.

                           1998 MANAGEMENT LONG-TERM
                               STOCK OPTION PLAN
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                               TABLE OF CONTENTS

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1.  PURPOSE.......................................................    1
2.  SHARES SUBJECT TO THE PLAN....................................    1
3.  ELIGIBILITY...................................................    1
4.  ADMINISTRATION................................................    1
5.  EFFECTIVE DATE AND TERM OF THE PLAN...........................    2
6.  OPTION PRICES.................................................    3
7.  OPTION PERIOD.................................................    3
8.  EXERCISE OF THE OPTIONS.......................................    3
9.  NONTRANSFERABILITY OF OPTIONS.................................    5
10. RIGHTS AS A HOLDER OF SHARES..................................    5
11. RESTRICTIONS ON TRANSFER OF SHARES............................    5
12. ADJUSTMENTS UPON CHANGES IN SHARES............................    5
13. CHANGE OF CONTROL; SALE OF ASSETS/STOCK.......................    6
14. USE OF PROCEEDS...............................................    6
15. OTHER PROVISIONS..............................................    6
16. TAX WITHHOLDING...............................................    7
17. AMENDMENT.....................................................    7
18. SUSPENSION OR TERMINATION OF PLAN.............................    7
19. INDEMNIFICATION...............................................    7
20. DISCLAIMER OF EMPLOYMENT RIGHTS...............................    7

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                                   NVR, INC.

                           1998 MANAGEMENT LONG-TERM
                               STOCK OPTION PLAN


1.        PURPOSE.

          This Plan is intended and is being adopted to provide an incentive to certain officers and other key executive and management employees of NVR, Inc. (the "Corporation") and any corporation controlling, controlled by or under common control with the Corporation (the "Affiliates") (a) to encourage them to remain in the employ of the Corporation and its Affiliates, (b) to promote the continued profitability and growth of the Corporation and (c) to enable and assist managers to acquire and hold shares of voting common stock of the Corporation ("Shares") in accordance with Corporation guidelines for ownership of Shares by managers.

2.        SHARES SUBJECT TO THE PLAN.

          The aggregate number of Shares which may be covered by stock options ("Options") granted pursuant to the Plan is 1,000,000, subject to adjustment under Section 12. Shares covered by Options that expire unexercised shall again be available for grant under the Plan.

3.        ELIGIBILITY.

          Options may be granted under the Plan to certain officers and other key executive and management employees of the Corporation or any Affiliate (including any such employee who is an officer or director of the Corporation or any Affiliate) (the "Participants") as of the Effective Date (as defined below) as the Committee shall determine and designate from time to time prior to expiration or termination of the Plan. An individual may hold more than one Option, subject to such restrictions as are provided herein. The maximum number of Shares subject to Options that can be awarded under the Plan to any executive officer of the Corporation or an Affiliate, or to any other person eligible for a grant under the Plan is 250,000 Shares.

4.        ADMINISTRATION.

          This Plan will be administered by a Committee (the "Committee") appointed by the Board of Directors of the Corporation (the "Board") in accordance with the following provisions:

          (a) The Committee will consist of not less than three directors each of whom qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "non-employee director" as defined in Rule 16b-3. The Board may remove members from or add members to the Committee at any time and fill vacancies on the Committee, however caused. The Committee will hold meetings at such times and places as it may determine. The acts of a majority of the Committee, either taken at a meeting or approved in writing by a majority of the members of the Committee, will be the valid acts of the Committee.

          (b) Except as may be otherwise determined by the Committee, the following procedures will be followed with respect to the granting of all Options under this Plan:

              (i) All Options will be granted in writing and on a form of "Grant" approved for that purpose by the Committee. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted, provided, however, that the date of grant of Options awarded by the Committee prior to the Effective Date shall be the Effective Date.

              (ii) All Options will be granted by the action of at least a majority of the members of the Committee effective as of the date(s) specified in the grant. Each Grant, or a copy thereof, will be signed by the Chairman of the Committee and filed with the Board.

              (iii) The Corporation and the optionee will enter into an Option Agreement which will incorporate the terms of the Grant and such other provisions as may be included pursuant to Section 15 of this Plan.

          (c) The interpretation and construction by the Committee of any of the provisions of this Plan or of any Option granted under this Plan, together with the actions of the Committee in the granting of Options as provided in this Plan, will be final and conclusive unless otherwise specifically provided in writing by the Board.

5.        EFFECTIVE DATE AND TERM OF THE PLAN.

              (a) The Plan shall become effective as of the date of adoption by the Board (the "Effective Date"), subject to stockholders' approval of the Plan within one year of such effective date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the

Certificate of Incorporation and Bylaws of the Corporation; provided, however,
                                                            --------  -------
that upon approval of the Plan by the stockholders of the Corporation, all Options granted under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the effective date. If the stockholders fail to approve the Plan within one year of such effective date, any Options granted hereunder shall be null, void and of no effect.

               (b) The Plan shall terminate on the date ten years after the Effective Date but such termination shall not impair any rights or obligations under any Option theretofore granted to a Participant under this Plan.

6.        OPTION PRICES.

          The purchase price for Shares covered by each Option under the Plan (the "Option Price") shall be the greater of the Fair Market Value or the par value of such Shares on the date of grant.

          For purposes of this section, "Fair Market Value" means the value of each Share subject to the Plan determined as follows: If on the date of grant of the Option or other determination date the Shares are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or otherwise are publicly traded on an established securities market, the Fair Market Value of the Shares shall be the closing price of the Shares on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the date of grant or other determination date (or, if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of the Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be determined by the Committee in good faith.

7.        OPTION PERIOD.

          Each Option shall be granted for a period of ten (10) years from the date of grant.

8.        EXERCISE OF THE OPTIONS.

          (a) Subject to Section 14 below, each Option granted under the Plan after the Effective Date shall be exercisable, in whole or in part, at any time and from time to time over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Option Agreement relating to such Option; provided, however, that no Option shall be exercisable, in whole or in part,
--------  -------
prior to January 1, 2003. Without limiting the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, however, that
                                                         --------  -------
any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised.

          (b) An Option shall terminate immediately and may no longer be exercised if the optionee ceases to be an employee of the Corporation or any of its Affiliates as a result of a termination for "Cause." A termination shall be for "Cause" in the event the Participant ceases to be an employee of the Corporation, or any of its Affiliates, if the termination is a result of (i) conviction of a felony or other crime involving moral turpitude; (ii) gross misconduct in connection with the performance of such Participant's duties including a breach of such Participant's fiduciary duty of loyalty; (iii) a willful violation of any criminal law involving a felony, including federal or state securities laws; or (iv) a material breach (following notice and an opportunity to cure) of any covenant by the Participant contained in any agreement between the Participant and the Corporation or any of its Affiliates.

          (c) Except as otherwise provided in an Option Agreement, in the event of a termination of employment resulting from the optionee's involuntary termination without "Cause," death, disability or retirement at normal retirement age, the Option shall become exercisable at the date of termination for an additional pro rata portion (based on the amount of the current year that has expired prior to the termination) of the previously nonexercisable portion of the Option which would have been eligible to be exercised at the end of the year in which such termination occurs and the optionee (or his personal representative) may at any time within a period of three months after such termination exercise such Option, but only to the extent that the Option was exercisable on the date of employment termination (including any pro rata increase in exercisability for the year of termination). Such Option will terminate at the end of such three-month period. Notwithstanding the foregoing, an Option may not be exercised after the expiration date of the Option.

          (d) In the event of a voluntary termination of employment, an optionee may at any time within a period of three months after such termination exercise any outstanding Option, but only to the extent that the Option was exercisable on the date of employment termination. Such Option will terminate at the end of such three-month period. Notwithstanding the foregoing, an Option may not be exercised after the expiration date of the Option.

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

          (e) An Option may be exercised to the extent that Shares have become purchasable under the Option, in whole or in part, from time to time, and at any time prior to expiration or termination of the Option, by making full payment of the Option Price to the Corporation in any one or more of the following ways:

              (i)  in cash, including check, bank draft, or money order; and/or

              (ii) by the assignment and delivery to the Corporation or the Affiliate which employs the optionee (or any other Affiliate designated by the Corporation) of Shares which are not subject to restriction, are owned by the optionee free and clear of all liens and encumbrances and have a fair market value (as determined by the closing price on the national securities exchange on which the Shares are listed on the day preceding the day of exercise or by any other method acceptable to the Committee in its absolute discretion) equal to the applicable Option Price less any portion thereof paid in cash provided, however, that any Stock surrendered in
                          --------  --------
     payment must have been held by the optionee for more than six months at the time of surrender.

9.        NONTRANSFERABILITY OF OPTIONS.

          An Option granted under this Plan may not be transferred except by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee (or in the case of disability, his personal representative).

10.       RIGHTS AS A HOLDER OF SHARES.

          An optionee or a transferee of an Option shall have no rights as a shareholder with respect to any Shares covered by his Option until the date on which payment is made by him, and accepted by the Corporation, for such Shares. No adjustment shall be made for distributions for which the record date is prior to the date such payment is made and accepted.

11.       RESTRICTIONS ON TRANSFER OF SHARES.

          Notwithstanding the foregoing, no director, officer or other "insider" of the Corporation, or an Affiliate, subject to Section 16 of the Exchange Act shall be permitted to sell Shares (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option. The Corporation is authorized to (i) retain the certificate(s) representing Shares encumbered by such restriction or place such certificates in the custody of its agent, (ii) place a restrictive legend thereon, and/or (iii) issue a stop transfer order to the

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transfer agent with respect thereto in connection with the enforcement of this provision.

12.       ADJUSTMENTS UPON CHANGES IN SHARES.

          In the event that a distribution shall be declared upon the Shares payable in Shares, the number of Shares then subject to any Option and the number of Shares available for issuance pursuant to this Plan but not yet covered by an Option shall be adjusted by adding to each such number the number of Shares which would have been distributable thereon if such number of Shares had been outstanding on the date fixed for determining the shareholders entitled to receive such distribution. In the event that the outstanding Shares shall be changed into or exchanged for a different number or kind of Shares or shares of stock or other securities of the Corporation or of another entity, whether through reorganization, recapitalization, split, reverse split, combination of Shares, merger, consolidation, sale of assets or otherwise, then there shall be substituted for each Share subject to any Option and for each Share available for issuance pursuant to the Plan but not yet covered by an Option or the number and kind of Shares or shares of stock or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged. In the case of any such substitution or adjustment as provided for in this Paragraph, the Option Price in each Option Agreement for each Share covered thereby prior to such substitution or adjustment will be the Option Price for all Shares, shares of stock or other securities which shall have been substituted for such Share or to which such Share shall have been adjusted pursuant to this Paragraph.

          No adjustment or substitution provided for in this Paragraph shall require the Corporation in any Option Agreement to sell a fractional Share, and the total substitution or adjustment with respect to each Option Agreement shall be limited to whole Shares (rounding to the nearest whole number).

13.       CHANGE OF CONTROL; SALE OF ASSETS/STOCK.

          Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation, reorganization or other business combination of the Corporation with one or more other entities in which the Corporation is not the surviving entity, or upon a sale of substantially all of the assets of the Corporation to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving entity) which results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning 20 percent or more of the common stock of the Corporation, or upon any person commencing a tender or exchange offer or entering into an agreement or receiving an option to acquire beneficial ownership of 20 percent or more of the total number of voting shares of the Corporation, all Options shall fully vest. In the event of any such change of control, sale of assets or other corporate transaction (a "Transaction"), each individual holding an Option shall have the right, (i) immediately prior to the occurrence of such Transaction and (ii) during such period occurring prior to such Transaction as the Committee in its sole discretion shall designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such Transaction occurs and without regard to any installment limitation on exercise imposed pursuant to Section 8 above but subject to Section 15 below. The Committee shall send written notice of an event that will result in such an exercise period to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

14.       USE OF PROCEEDS.

          Proceeds from the sale of Shares pursuant to Options granted under this Plan shall constitute general funds of the Corporation or Affiliate, as the case may be.

15.       OTHER PROVISIONS.

          The Grants to be issued under this Plan will incorporate the provisions of this Plan by reference. The Options granted under this Plan may be subjected to or include additional restrictions upon the exercise thereof and/or such other provisions, if any, as the Committee and/or the Board may deem advisable and cause to be specified in the Grant, or the Option Agreement entered into pursuant thereto.

16.       TAX WITHHOLDING.

          The Participant also shall provide funds to the Corporation or Affiliate in an amount sufficient to pay the amount of any withholding taxes required with respect to the exercise of the Option at the time such withholding is required.

17.       AMENDMENT.

          (a) The Corporation may from time to time amend this Plan, except that, without shareholder approval, no amendment shall change the aggregate number of Shares subject to this Plan, or extend the term of this Plan. An amendment to this Plan shall not, without the consent of a Participant, reduce or impair any rights or obligations under any Option theretofore granted to such Participant under this Plan.

          (b) With respect to any existing Option, and notwithstanding Section 6 above, the Board may lower the Option Price to an amount that is less than the Option's then existing Option Price upon shareholder approval for such repricing in accordance with the provisions of Section 5 (a) above, but in no event lower than the par value of the Stock.

18.       SUSPENSION OR TERMINATION OF PLAN.

          The Board may from time to time suspend or at any time terminate this Plan. No Option may be granted during any such suspension or after termination. The termination of this Plan shall not, without the consent of the Participant, reduce or impair any rights or obligations under any Option theretofore granted to such Participant under this Plan.

19.       INDEMNIFICATION.

          The members of the Committee shall be indemnified by the Corporation to the maximum extent permitted by applicable state law and the Corporation's articles of incorporation or bylaws.

20.       DISCLAIMER OF EMPLOYMENT RIGHTS.

          Neither this Plan nor any Option granted hereunder will create any employment right in any person.

                                    NVR, INC.

                                    By: _____________________________________

                                    Its: ____________________________________

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